                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors of
Harold's Stores, Inc.

     We consent to the use of our report included and incorporated by reference herein and to the reference to our firm under the heading "Experts" in the Prospectus.


                                                  KPMG PEAT MARWICK LLP



Oklahoma City, Oklahoma
June 7, 1996